UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 6, 2014 (February 28, 2014)

DIVERSICARE HEALTHCARE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1621 Galleria Boulevard Brentwood, TN 37027-2926

(Address of principal executive offices)

(615) 771-7575

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

2014 Salaries

The Compensation Committee of the Board approved on February 28, 2014 the following base salaries for the Named Executive Officers for 2014:

Named Executive Officer	Title	2014 Salary
Kelly Gill	Chief Executive Officer	$450,000
Jay McKnight	Chief Financial Officer	$275,000	*
Leslie Campbell	Chief Operating Officer	$300,000	**

*	Mr. McKnight’s salary increase (from $225,000) will be made retroactive to August 20, 2013 (the first anniversary of Mr. McKnight’s employment with the Company).
**	In addition to her salary (which was increased from $275,000), Ms. Campbell will receive reimbursement for the costs of commuting from her home in Dallas, Texas to the Company’s headquarters in Nashville, TN, and reimbursement for the cost of an apartment in Nashville.

2014 Annual Incentive Plan

The Compensation Committee of the Board approved on February 28, 2014 the following Annual Incentive Plan for the Named Executive Officers for 2014:

Named Executive Officer	2014 Bonus Potential
Kelly Gill	$450,000
Jay McKnight	$275,000
Leslie Campbell	$300,000

The Bonus Potential will be based on achieving certain objective metrics as follows:

•	50% of Bonus Potential based on growth of the Company calculated on achieving a targeted revenue number;

•	20% of Bonus Potential based on census calculated on achieving budgeted quarterly census;

•	30% of Bonus Potential based on the Company’s profitability based on achieving annual budgeted EBITDA.

The Compensation Committee also has the discretion to grant bonuses based on pro forma results or as otherwise determined by the Compensation Committee in its discretion.

Additional Long Term Incentive

The Compensation Committee also approved on February 28, 2014 an additional one-time bonus for each Named Executive Officer equal to his or her respective then current annual base salary upon the achievement of $20 million in EBITDA for a trailing four quarter period.

Restricted Stock Grants

In connection with the Company’s 2013 performance, on February 28, 2014, the Compensation Committee approved the grant of restricted shares of common stock of the Company to be granted on March 11, 2014, to certain executive officers, which shares of restricted stock will vest 1/3 on the first, second and third anniversary of the date of grant.

Named Executive Officer	Number of Shares
Kelly Gill	25,000
Jay McKnight	12,500
Leslie Campbell	12,500

2013 Bonuses

On February 28, 2014, the Compensation Committee recommended and the Board approved the payment of bonuses for the Named Executive Officers based upon the Company’s and their individual performance in 2013, as follows:

Named Executive Officer	2013 Bonus
Kelly Gill	$135,000
Jay McKnight	$67,500
Leslie Campbell	$82,500

Pursuant to the terms of the 2008 Stock Purchase Plan for Key Personnel, Mr. Gill has elected to receive $47,250 of his cash bonus in restricted stock units, Mr. McKnight has elected to receive $16,875 of his cash bonus in restricted stock units, and Ms. Campbell has elected to receive $24,750 of her cash bonus in restricted stock units. The price for the restricted stock units is equal to 85% of the closing price of the Company’s stock on March 11, 2014, the date the cash bonuses will be paid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSICARE HEALTHCARE SERVICES, INC.

By:	/s/ James R. McKnight, Jr.
James R. McKnight, Jr.
Chief Financial Officer

Date: March 6, 2014